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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to the Registration Statement (Form S-3, No. 333-115516) and related Prospectus of InterMune, Inc. for the registration of $170,000,000 of aggregate principal amount of 0.25% Convertible Senior Notes due March 30, 2011 and 7,858,811 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 2004 (except for Note 18, as to which the date is February 26, 2004), with respect to the consolidated financial statements and schedule of InterMune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
August 10, 2004

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM